Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-154774 and 333-160426) and Form S-8 (Nos. 333-160010, 333-141805, 333-137777, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, 333-69445 and 333-153843) of Kulicke and Soffa Industries, Inc. of our report dated December 8, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 8, 2011